UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                October 19, 2000
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




         PENNSYLVANIA                1-1401                  23-0970240
          (State or other             (SEC                 (IRS Employer
        jurisdiction of           file number)             Identification
         incorporation)                                       Number)




          230l Market Street, Philadelphia, Pennsylvania         19101
             (Address of principal executive offices)          (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events.

On October 19, 2000, PECO Energy Company issued the following announcement:

[Unicom Corporation Logo]                             [PECO Energy Company Logo]

NEWS RELEASE

From:      Unicom Corporation and PECO Energy            FOR IMMEDIATE RELEASE
           Corporate Communications                      ---------------------
           P.O. Box 767                                  October 19, 2000
           Chicago, IL  60690-0767


Contact:   Don Kirchoffner
           312.394.3001

     UNICOM AND PECO ENERGY MERGER RECEIVES FINAL APPROVAL FROM SEC; THE TWO
         COMPANIES EXPECT TO COMPLETE MERGER ON OCTOBER 20; NEWLY MERGED EXELON CORPORATION EXPECTED TO BEGIN PUBLIC TRADING ON OCTOBER 23

          -- The combined strengths of Unicom and PECO Energy will make Exelon one of the nation's largest electric utilities, with 5 million customers and one of the industry's largest portfolios of electricity generation capacity--

Chicago and Philadelphia (October 19, 2000) Unicom Corporation (NYSE: UCM) and PECO Energy Company (NYSE: PE) today announced that they have received approval from the Securities and Exchange Commission to complete their merger to form Exelon Corporation. The two companies expect to complete their merger on October
20. They expect to begin trading as Exelon Corporation (NYSE: EXC) the morning of October 23 on the New York Stock Exchange (NYSE) under the ticker symbol EXC. Exelon will also be listed on the Chicago and Philadelphia stock exchanges. The merger of Unicom and PECO Energy will create Exelon, one of the nation's largest electric utilities, with approximately five million customers and more than $12 billion in annual revenues. Exelon will be headquartered in Chicago, with energy delivery operations in Illinois and Pennsylvania, and expanding generation capabilities with strong positions in the Midwest and Mid-Atlantic.

The total market capitalization for Exelon is expected to be approximately $19 billion. Unicom shareholders will receive 0.875 shares of Exelon common stock and $3.00 in cash for each of their shares of Unicom common stock. PECO Energy shareholders will receive one share of Exelon common stock for each share they own of PECO Energy common stock. Exelon will have approximately 318 million shares of common stock outstanding.

"The new Exelon will create value for customers, employees and shareholders," said Corbin A. McNeill, Jr., who will become Exelon's chairman and co-chief executive officer. "Customers will gain the benefits of our combined resources and best practices, employees will have greater opportunities for career growth, and shareholders will be invested in an industry leader with uncommon upside opportunities. Our new management team has a proven track record in maximizing the value of opportunities, and we have already begun to cultivate the value of Exelon's five million customer base, its substantial portfolio of electric generation capacity, low-cost distribution and rapid growth in businesses. Exelon's potential is compelling and our success in the integration process has been very encouraging."

                                     (more)

John W. Rowe, who will become Exelon's co-chief executive officer and president, noted, "Exelon will be well-positioned to grow earnings. We have three business segments, with aggressive leaders who will set new benchmarks in their respective markets. Exelon Generation will be Exelon's primary growth driver, building growth through a nationwide network and strong positions in the Midwest and Mid-Atlantic, which are experiencing robust demand for power. Exelon Energy Delivery will provide a strong foundation of earnings and cash flow through its electric and gas distribution, and Exelon Enterprises has the potential to contribute substantial growth in the future as it continues to build its energy, infrastructure services, energy services and telecommunications businesses."

Rowe commented on Exelon's progress in bringing the two companies together. "The integration planning process has been completed and we are progressing according to plan. During the year-long integration process, utilization of nuclear capacity increased to more than 90%, the Chicago delivery system was significantly upgraded, $1.5 billion in common stock was repurchased, and the regulatory approval process was completed. In addition, there were several key acquisitions, including three nuclear plants, ten infrastructure companies, three mechanical contractors and entering an agreement to acquire an interest in Sithe's power generation assets. It takes a lot of teamwork to make all that happen in such a short time, especially during a merger integration. The Exelon company being created is much stronger than the two predecessor companies were a year ago. The assets are stronger, the operations are more productive and the people are exceeding our expectations. We're already delivering value to the shareholders."

McNeill addressed Exelon's position in the new era of deregulation. "We believe Exelon will be the start of something special, a new breed of utility services company, tailor-made for today's competitive power environment. Deregulation is creating unprecedented opportunities for power generators. The winners in this new landscape will be merchants that best meet the needs of the customer, and after years of building our generation capabilities at both PECO Energy and Unicom, we believe Exelon will be extraordinarily well-positioned to become a merchant of choice.

"We will have one of the largest portfolios of electric generation capacity and the ability to market power in customized packages that meet the specific needs of our customers, wherever and whenever they need it, and with unbeatable reliability. Moreover, Exelon Generation will be an asset-backed generation business, and increasingly, we find that customers recognize the importance of the ability to actually deliver the power to their door. We will bring the best of both worlds to our customers - the marketing and the power - we're a perfect fit to be a winner in this new environment."

Three Business Segments

The two leaders pointed to significant competitive strengths in each of Exelon's business segments:

o    Exelon Generation
     - One of the industry's largest portfolios of electricity generation capacity
     - The nation's largest low-cost nuclear fleet, which reduces Exelon's energy generation costs
     - Among the industry's lowest-cost energy producers, with plans to reduce costs further
     - An expanding footprint with strong positions in the Midwest and Mid-Atlantic
     - Nationwide asset-based power marketing, enabling Exelon to maximize its portfolio value

                                     (more)

o    Exelon Energy Delivery
     -    One of the industry's largest customer bases with 5 million customers
     - Operations in Illinois and Pennsylvania, both of which have been through deregulation
     -    Serves two of the nation's largest metropolitan areas

o    Exelon Enterprises
     - Capitalizes on Exelon's core competencies in energy and infrastructure services nationwide
     - Exelon Infrastructure Services has grown to $700 million in annualized revenues in one year
     - Substantial holdings in telecommunications with fiber and wireless networks in Philadelphia

Financial
Exelon is expected to realize annual cost savings from the merger of approximately $100 million in 2001, increasing to approximately $180 million by 2003. Management expects the merger to be immediately accretive to earnings in 2001, the first full year of operation.

Exelon is expected to pay an initial annual dividend of $1.69 per share.

Exelon will begin its operations with a strong balance sheet. During the past year, Unicom and PECO Energy have repurchased a total of $1.5 billion in common stock in advance of the merger.

The Management Team
Exelon's management team will be led by Corbin McNeill and John Rowe, who will continue to work together as co-chief executive officers of Exelon for a transition period through December 31, 2003. During the first half of the transition period, McNeill will be chairman; Rowe will become chairman in the second half. At the end of the transition period, Rowe will become chairman and sole CEO of Exelon, and McNeill will remain on the Board of Directors. The following details the responsibilities of the senior management team:

o Corbin A. McNeill, Jr. - Chairman and co-CEO, Exelon Corporation: will oversee Exelon Generation
o John W. Rowe - Co-CEO and President, Exelon Corporation: will oversee Exelon Energy Delivery and Exelon Enterprises
o Michael J. Egan - Executive VP, Exelon Corporation; President, Exelon Enterprises
o Oliver D. Kingsley, Jr. - Executive VP, Exelon Corporation; President & Chief Nuclear Officer, Exelon Nuclear
o Pamela B. Strobel - Executive VP, Exelon Corporation; President, Exelon Energy Delivery; Vice Chair, ComEd Distribution
o    Carl J. Croskey - Senior VP, Exelon Corporation; President, ComEd
     Distribution
o    Ruth Ann M. Gillis - Senior VP and Chief Financial Officer, Exelon
     Corporation
o Kenneth G. Lawrence - Senior VP, Exelon Corporation; President, PECO Distribution
o    Ian P. McLean - Senior VP, Exelon Corporation; President, Power Team
o Elizabeth Ann Moler - Senior VP Governmental Affairs & Policy, Exelon Corporation
o Honorio J. Padron - Senior VP, Exelon Corporation; President, Exelon Business Services
o S. Gary Snodgrass - Senior VP & Chief Human Resources Officer, Exelon Corporation

                                     (more)

The Board of Directors

Exelon's Board of Directors will include:
o    Edward A. Brennan - Retired Chairman and CEO of Sears, Roebuck and Co.
o    Carlos H. Cantu - Retired President and CEO of The ServiceMaster Company
o Daniel L. Cooper - Retired Admiral, former Vice President and General Manager, Nuclear Services Division of Gilbert/Commonwealth, Inc.
o M. Walter D'Alessio - Chairman, President and CEO of Legg Mason Real Estate Services
o    G. Fred DiBona, Jr. - President and CEO of Independence Blue Cross
o Bruce DeMars - Retired Admiral, Vice President and Secretary of DeMars, Inc.; Partner, Trident Merchant Group
o    Sue L. Gin - Chairman and CEO of Flying Food Group, Inc.
o    Richard H. Glanton - Partner, law firm of Reed Smith Shaw & McClay, LLP
o Rosemarie B. Greco - Principal of GRECO Ventures, former President of CoreStates Financial Corporation
o    Edgar D. Jannotta - Senior Director of William Blair & Company, LLC
o    Corbin A. McNeill, Jr. - Chairman and co-CEO of Exelon Corporation
o John H. Palms, Ph.D. - President of the University of South Carolina, Professor of Physics
o    John W. Rogers, Jr. - President of Ariel Capital Management, Inc.
o    John W. Rowe - Co-CEO and President of Exelon Corporation
o    Ronald Rubin - CEO of The Pennsylvania Real Estate Investment Trust
o    Richard L. Thomas - Retired Chairman of First Chicago NBD Corporation

Exelon Corporation will be one of the nation's largest electric utilities with business segments in energy generation, energy delivery and unregulated enterprises. The company will have one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon will distribute electricity and gas to approximately five million customers in Illinois and Pennsylvania. The company also will have holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon will be headquartered in Chicago and will trade on the NYSE under the ticker EXC. Exelon will also be listed on the Chicago and Philadelphia stock exchanges.

                                       ###

This press release contains certain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934; these forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the companies' ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and the actions of the Federal and State regulators. Other factors include, but are not limited to, actions in the financial markets, weather conditions, economic conditions in the companies' service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 PECO ENERGY COMPANY


                                                 /S/ Jean H. Gibson
                                                 ---------------------------
                                                 Vice President & Controller


October 20, 2000